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                                 [LETTERHEAD]


                              January ___, 2000


Venturi Technologies, Inc.
763 North 530 East
Orem, Utah 84097


         Re:  Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration for resale on a Form S-3 Registration Statement (the "Registration Statement") of Venturi Technologies, Inc. of (i) an aggregate of 70,437 shares of common stock, $.001 par value (the "Common Stock") issuable upon conversion of its Series A Convertible Preferred Stock (the "Series A Preferred Stock"); (ii) an aggregate of 1,190,000 shares of Common Stock issuable upon conversion of its Series B Convertible Preferred Stock (the "Series B Preferred Stock"); (iii) an aggregate of 4,607,476 shares of Common Stock issuable upon conversion of its Series D Convertible Preferred Stock (the Series D Preferred Stock"); (iv) an aggregate of 1,121,076 shares of Common Stock Issuable upon conversion of its Series E Convertible Preferred Stock (the "Series E Preferred Stock"); (v) an aggregate of 1,333,333 shares of Common Stock issuable upon the exercise of Warrants issued to Sentry Financial Corporation ("Sentry Warrants"), Franklin Funding ("Franklin Warrants") and Aspen Capital Resources LLC ("Aspen Capital Warrants"); (vi) 100,000 shares of Common Stock issuable upon the exercise of options granted to Equity Services, Ltd ("ESL Options"); and (vii) an aggregate of 2,339,000 shares of Common Stock pursuant to registration rights granted to certain individuals and entities.

         In such connection, we have examined certain corporate records and proceedings of the Company, including the proceedings taken in connection with the authorization and issuance of the securities described above, including the shares of Common Stock issuable upon the exercise of the Sentry, Franklin and Aspen Capital Warrants; the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; the shares of common stock issuable upon the exercise of the ESL Options; and the shares of Common Stock with registration rights granted to certain individuals and entities

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Venturi Technologies, Inc.
January ___, 2000
Page 2

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(hereinafter collectively referred to as the "Securities") and such other investigation as we deemed necessary. Based upon the foregoing, we are of the opinion that when sold or registered as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.


                                       Very truly yours,


                                       Mackey Price & Williams